     As filed with the Securities and Exchange Commission on June 8, 1998


Registration No. 333-----------------------------------------------------------
HERE IT ISRegistration No. 333-------------------------------------------------
                       SECURITIES AND EXCHANGE COMMISSION


                             Washington, D.C. 20549

                                    FORM S-8
                          REGISTRATION STATEMENT UNDER
                           THE SECURITIES ACT OF 1933


                                 XYVISION, INC.
            (Exact Name of Registrant as Specified in Its Charter)


                                 XYVISION, INC.


             (Exact name of registrant as specified in its charter)

       Delaware                                              04-2751102
(State or other jurisdiction                  (I.R.S. Employer Identification
                                    Number)
                       of incorporation or organization)


       30 New Crossing Road, Reading, MA                      01867-3254
      (Address of principal executive offices)                (Zip Code)


                           1997 STOCK INCENTIVE PLAN
                            (Full Title of the Plan)


                                 KEVIN J. DUFFY
                                   President
                                 Xyvision, Inc.
                              30 New Crossing Road
                       Reading, Massachusetts 01867-3254
                    (Name and Address of Agent for Service)


                                (781) 756-4400
         (Telephone Number, Including Area Code, of Agent for Service)

                    CALCULATION OF REGISTRATION FEE



                                    Proposed      Proposed
      Title of                      Maximum        Maximum
     Securities       Amount        Offering      Aggregate       Amount of
        to be         to be          Price        Offering       Registration
     Registered     Registered     per share        Price            Fee
----------------    ----------     ----------    ------------    -------------
 Common Stock,      2,000,000
 $.03 par value     shares          $   0.25(1)   $  500,000(1)   $     147.50

(1) Estimated solely for the purpose of calculating the registration fee, and based on the average of the high and low prices of the Common Stock as reported through the National Quotation Bureau Pink Sheets on June 1, 1998 in accordance with Rules 457(c) and 457(h) under the Securities Act of 1933.

     PART I. INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

     The information required by Part I is included in documents sent or given to participants in the Registrant's 1997 Stock Incentive Plan pursuant to Rule 428(b)(1) of the Securities Act of 1933, as amended (the "Securities Act").
PART II. INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

      Item 3. Incorporation of Documents by Reference

     The Registrant is subject to the informational and reporting requirements of Sections 13(a), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith files reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). The following documents, which are on file with the Commission, are incorporated in this Registration Statement by reference:


      (1) The Registrant's latest annual report filed pursuant to Section 13(a) or 15(d) of the Exchange Act, or the latest prospectus filed pursuant to Rule 424(b) under the Securities Act that contains audited financial statements for the Registrant's latest fiscal year for which such statements have been filed.


      (2) All other reports filed pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the document referred to in (1) above.


      (3) The description of the common stock of the Registrant, $.03 par value per share (the "Common Stock"), contained in a registration statement filed under the Exchange Act, including any amendment or report filed for the purpose of updating such description.

     All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all shares of Common Stock offered hereby have been sold or which deregisters all shares of Common Stock then remaining unsold, shall be deemed to be incorporated by reference herein and to be part hereof from the date of the filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

     Item 4. Description of Securities Not applicable.

     Item 5. Interests of Named Experts and Counsel

     The legality of the Common Stock being offered hereby has been passed upon for the Company by Hale and Dorr LLP, Boston, Massachusetts.

     Item 6. Indemnification of Directors and Officers

     Section 145 of the Delaware General Corporation Law, as amended, provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.
Section 145 further provides that a corporation similarly may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Delaware Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite an adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper. Article VII of the Registrant's Restated Certificate of Incorporation, as amended (the "Restated Certificate of Incorporation"), and Article 5 of the Registrant's Amended and Restated By-Laws, as amended (the "By-Laws"), provide that no director of the Registrant shall be liable for any breach of fiduciary duty, except to the extent that the Delaware General Corporation Law prohibits the elimination or limitation of liability of directors for breaches of fiduciary duty. Article VIII of the Registrant's Restated Certificate of Incorporation and Article 5 of the Registrant's By-Laws provide that a director or officer of the Registrant (a) shall be indemnified by the Registrant against all costs, charges, expenses (including attorneys' fees), judgments, fines and amounts paid in settlement incurred in connection with any litigation or other legal proceeding (other than an action by or in the right of the Registrant) brought against him by virtue of his position as a director or officer of the Registrant if he acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the Registrant, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful and (b) shall be indemnified by the Registrant against all costs, charges and expenses (including attorneys' fees) incurred in connection with any action by or in the right of the Registrant brought against him by virtue of his position as a director or officer of the Registrant if he acted in good faith and in a manner he reasonable believed to be in, or not opposed to, the best interests of the Registrant, except that no indemnification shall be made with respect to any claim, issue or matter as to which such person shall have been adjudged to be liable to the Registrant, unless a court determines that, despite such adjudication but in view of all of the circumstances, he is entitled to indemnification of such costs, charges and expenses. Notwithstanding the foregoing, to the extent that a director or officer has been successful, on the merits or otherwise, including, without limitation, the dismissal of an action without prejudice, he is required to be indemnified by the Registrant against all costs, charges and expenses (including attorneys' fees) incurred in connection therewith. Costs, charges and expenses shall be advanced to a director or officer at his request, provided that he undertakes to repay the amount advanced if it is ultimately determined that he is not entitled to indemnification for such amounts. Indemnification is required to be made unless the Registrant determines that the applicable standard of conduct required for indemnification has not been met. In the event of a determination by the Registrant that the director or officer did not meet the applicable standard of conduct required for indemnification, or if the Registrant fails to make an indemnification payment within 60 days after such payment is claimed by such person, such person is permitted to petition the court to make an independent determination as to whether such person is entitled to indemnification. As a condition precedent to the right of indemnification, the director or officer must give the Registrant notice of the action for which indemnity is sought and the Registrant has the right to participate in such action or assume the defense thereof. Article VIII of the Registrant's Restated Certificate of Incorporation and Article 5 of the Registrant's By-Laws further provide that the indemnification provided therein is not exclusive, and provide that in the event that the Delaware General Corporation Law is amended to expand the indemnification permitted to directors or officers the Registrant must indemnify those persons to the fullest extent permitted by such law as so amended. The Registrant has directors and officers liability insurance for the benefit of its directors and officers.

     Item 7. Exemption from Registration Claimed


        Not applicable.

   Item 8. Exhibits

        The Exhibit Index immediately preceding the exhibits is incorporated herein by reference.

   Item 9. Undertakings


 1. The Registrant hereby undertakes:

    (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

      (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

      (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement; and

      (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

          provided, however, that paragraphs (i) and (ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

          (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.


 2. The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.


 3. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                  SIGNATURES

     Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Reading, Massachusetts on the 8th day of June, 1998.



                                        XYVISION, INC.
                                      --------------------
                                        Kevin J. Duffy
                                        President
                                    By: /s/ Kevin J. Duffy

                               POWER OF ATTORNEY

     We, the undersigned officers and directors of Xyvision, Inc. hereby severally constitute Kevin J. Duffy, Eugene P. Seneta and Patrick J. Rondeau, and each of them singly, our true and lawful attorneys with full power to them, and each of them singly, to sign for us and in our names in the capacities indicated below, the Registration Statement on Form S-8 filed herewith and any and all subsequent amendments to said Registration Statement, and generally to do all such things in our names and behalf in our capacities as officers and directors to enable Xyvision, Inc. to comply with all requirements of the Securities and Exchange Commission, hereby ratifying and confirming our signatures as they may be signed by said attorneys, or any of them, to said Registration Statement and any and all amendments thereto.

     Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


                        Signature                             Title                 Date
------------------------                              ---------------------     ------------
   /s/ Kevin J. Duffy     --------------------         President, Chief          June 8, 1998
                                                      Operating Officer and
     Kevin J. Duffy                                   Director (Principal
                                                      Executive Officer)
   /s/ Eugene P. Seneta    --------------------       Vice President, Chief     June 8, 1998
                                                      Financial Officer and
   Eugene P. Seneta                                   Treasurer (Principal
                                                      Accounting Officer)
   /s/ Leland Kollmorgen    --------------------      Director                  June 8, 1998
   Leland Kollmorgen
   /s/ James McKenney    --------------------         Director                  June 8, 1998
   James McKenney
   /s/ Jeffrey L. Neuman    --------------------      Director                  June 8, 1998
   Jeffrey L. Neuman
   /s/ James Saltzman    --------------------         Director                  June 8, 1998
   James Saltzman

                                 EXHIBIT INDEX



   Exhibit
    Number                                   Description
----------     -----------------------------------------------------------------------
    4.1(1)     Restated Certificate of Incorporation of the Registrant, as amended.
    4.2(2)     Amended and Restated By-Laws of the Registrant, as amended.
    4.3(3)     Rights Agreement, dated as of October 19, 1988, between the Regis-
               trant and Mellon Bank, N.A. (formerly Connecticut Bank and Trust
               Company), as amended.
       5       Opinion of Hale and Dorr LLP.
     23.1      Consent of Hale and Dorr LLP (included in Exhibit 5).
     23.2      Consent of Coopers & Lybrand L.L.P.
               Power of Attorney (included in the signature pages of this Registration
      24       Statement).
                                          ------------------------------
      (1)      Incorporated by reference to the Registrant's Annual Reports on Form
               10-K for the fiscal years ended March 31,1987, March 31, 1988,
               March 31, 1993 and March 31, 1996 (File No. 000-14747) and Quar-
               terly Report on Form 10-Q for the quarter ended September 30, 1996
               (File No. 000-14747).
      (2)      Incorporated by reference to the Registrant's Annual Report on Form
               10-K for the fiscal year ended March 31, 1990 (File No. 000-14747).
      (3)      Incorporated by reference to the Registrant's Current Report on Form
               8-K dated October 19, 1988, Annual Reports on Form 10-K for the fiscal years ended March 31, 1992 and March 31, 1996 (File No. 000-
               14747) and quarterly report on Form 10-Q for the quarter ended De-
               cember 31, 1997 (File No. 000-14747).



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